Exhibit 99.2

For release:  February 22, 2011

Contact: Gerald Coggin, Senior VP of Corporate Relations

Phone: (615) 890-2020

NHC to Pay Preferred and Common Dividends

MURFREESBORO, Tenn. -- National HealthCare Corporation (NYSE Amex:  NHC, NHC.PRA), one of the nation’s oldest long-term health care companies, announced today that it will pay a quarterly dividend of 20 cents per preferred share to shareholders of record on March 15, 2011 and payable on April 15, 2011 and a dividend of 28 cents per common share to shareholders of record on March 31, 2011 and payable on June 1, 2011.

About NHC

NHC operates for itself and third parties 76 long-term health care centers with 9,548 beds. NHC also operates 36 homecare programs, six independent living centers and 15 assisted living communities. NHC’s other services include Alzheimer’s units, long-term care pharmacies, hospice, a rehabilitation services company, and providing management and accounting services to third parties. Other information about the company can be found on our web site at www.NHCcare.com.

Statements in this press release that are not historical facts are forward-looking statements.  NHC cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance.  All forward-looking statements represent NHC’s best judgment as of the date of this release.